UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported: January 30, 2015

LEUCADIA NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-5721	13-2615557
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Madison Avenue, New York, New York		10022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 212-460-1900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Compensatory Arrangements of Certain Officers.

On January 30, 2015, our Compensation Committee approved the following bonuses for certain of our executive officers.

Although achievement of performance targets would have entitled Messrs. Handler and Friedman to receive cash bonuses in the amount of $2.17 million each, after consultation with Messrs. Handler and Friedman, during which Messrs. Handler and Friedman recommended to the Compensation Committee that they receive no cash bonus for fiscal year 2014, the Compensation Committee exercised negative discretion and reduced Messrs. Handler and Friedman’s cash bonus to $0.

Executive Officer	Bonus Awarded for 2014
Richard B. Handler CEO, Leucadia National Corporation CEO, Jefferies Group LLC	$0

Brian P. Friedman President, Leucadia Chairman of the Executive Committee, Jefferies	$0

Michael J. Sharp General Counsel, Leucadia General Counsel, Jefferies	$1.5 million

Joseph A. Orlando Former Chief Financial Officer	$500,000

In addition, because net earnings attributable to Jefferies Group LLC fell short of performance targets, the Leucadia Compensation Committee certified that 2014 long-term equity awards to Messrs. Handler and Friedman would be reduced by 67,040 Leucadia shares each.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEUCADIA NATIONAL CORPORATION

Date: February 3, 2015	/s/ Roland T. Kelly
Roland T. Kelly
Assistant Secretary and
Associate General Counsel